SERVICE AGREEMENT

This Agreement is made effective on the 11th day of December, 2006 by and between **DNA Financial Systems** ("DNAF") whose principal place of business is at Suite 1301, 13/F, Julibee Center, 18 Fenwick Street, Wanchai, Hong Kong;

And

CHINA MULTIMEDIA, INC. ("CMI" or the "Introducer") whose principal place of business is at Room 1901-02, Lucky Building, 39 Wellington Street, Central, Hong Kong;

WHEREAS:

a) DNAF is the regional solution provider for the financial and securities industry throughout the Asia Pacific Region which provides a complete and technology integrated solution for Market Data, Online Trading Systems for Equity Market, Forex Dealing Room Management Systems, and Corporate Treasury Risk Management Systems;

b) CMI intends to introduce DNAF to potential clients in the Territory (as defined below) who wish to acquire the financial web portal design and hosting service provided by DNAF;

c) The purpose of this agreement is to establish the basis under which introductions are made and it is agreed as follows;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the adequacy and receipt of which is hereby acknowledged, and in consideration for the Commission and Fees to be paid to CMI by DNAF in accordance with the terms hereof, the parties intending to be legally bound hereby agree as follows:

1 Article 1 – Definitions

The following terms will have the following meaning in this agreement

1.1 "This Agreement": shall mean this document, and all Exhibits and Addenda which are attached hereto;

1.2 "Client": shall mean the entity which acquires the financial web portal design and hosting service of DNAF;

1.3 "Commission": the amount DNAF shall pay CMI for each successful introduction of new client and Commissions shall be construed accordingly;

1.4 "Fee": shall have the meaning set out in clause 4.1 and Fees shall be construed accordingly;

1.5 "Services": shall mean any services mentioned in article 3.1;

1.6 "Territory": shall initially be limited to Hong-Kong, Macau, Singapore, Taiwan, and China;

1.7 "Trademark(s)": shall mean the trademark(s) used by CMI with respect to the Services;

2 Article 2 – Obligations of DNAF

2.1 DNAF undertakes that it will not solicit or seek to entice away from CMI any Client for the purpose of doing business of the same or a similar nature to the business which CMI provides to the Client.

2.2 DNAF shall:-

2.2.1 Comply with all laws in the conduct of its business;

2.2.2 Not do or omit to do anything which may bring DNAF or CMI into disrepute;

2.2.3 Obtain and maintain all regulatory and other authorisations necessary for the conduct of its business and comply in all respects with such authorisations;

2.2.4 Keep confidential all information about the Services which it carries out for Client;

2.3 Marketing Materials: DNAF shall make available to CMI in the English language all service information and advertising literature relating to its business and its financial web portal design and hosting service, which DNAF has prepared, or may in the future prepare, and which may be reasonably necessary to enable CMI to effectively carry out its rights and obligations under this Agreement. CMI will have the right to reproduce, modify, adapt and freely distribute this material within its organisation. Additionally, DNAF will provide to CMI and continually update an appropriate "Sales Kit" which will include at minimum – competitive analysis reports and sales presentations material.

2.4 Training: DNAF shall provide a sufficient level of initial and ongoing training to CMI's personnel as may be reasonably required to enable CMI to effectively carry out its rights and obligations under this Agreement. Training sessions will be conducted at such times and venues as are agreed from time to time between the parties. With respect to associated costs both parties agree that DNAF will provide the training free of charge and during the first year of the agreement.

3 Article 3 – Obligations of CMI

3.1 For the duration of this Agreement, CMI undertakes with all due diligence, care and skill:

3.1.1 To promote and market the financial web portal design and hosting service of DNAF to the Client within the Territory and to-coordinate with DNAF its approach to the Client and the manner in which it conducts its business with respect to its obligations hereunder;

3.1.2 To service the Clients' requirements with a view to ensuring the Clients' continuing commitment to acquire the Services;

3.2 CMI shall:-

3.2.1 Comply with all laws in the conduct of its business;

3.2.2 Not do or omit to do anything which may bring DNAF or CMI into disrepute;

3.2.3 Obtain and maintain all regulatory and other authorisations necessary for the conduct of its business and comply in all respects with such authorisations;

3.2.4 Permit examination of relevant documents and records by, and provide oral or written explanations and other reasonable assistance at any reasonable time to, representatives of any authority or organization to which DNAF is subject;

3.2.5 Agree that each of its Clients whom it refers to DNAF are clients of DNAF for the purposes of referred Business and DNAF shall be entitled to canvass and solicit those Clients for further business;

4 Article 4 – Commission and Payment Terms

4.1 Prospect lists: All prospects within the territory are included in commissionable prospects under this agreement. CMI will provide DNAF with a list of active prospects on a monthly basis, so an idea can be formed by DNAF on the activities undertaken by CMI.

4.2 Commission: DNAF shall pay the Fees to CMI (arising out of activities of CMI) in recognition of customers introduced to DNAF. It is hereby agreed that DNAF shall pay CMI an agreed percentage of the initial commission received or fee at the rate of 40%.

4.3 General Payment Terms: All amounts payable hereunder shall be payable within thirty (30) days of invoice date and shall be in (US$) unless otherwise explicitly agreed in writing by both parties. All amounts are exclusive of, and DNAF agrees to pay or reimburse, any value add or similar taxes, imposed by any Government or taxing authority upon or in respect of any payment made by DNAF to CMI under this Agreement. Parties will not pay each other unless payment is received from the Client.

5 Article 5 – Confidentiality and Non-Disclosure

5.1 Except for the specific rights granted by this Agreement, neither party shall use or disclose any Confidential Information of the other party. It is agreed that Confidential Information received under this Agreement shall: (i) be kept confidential by the receiving party; (ii) be treated by the receiving party in the same way as it treats Confidential Information generated by itself; (iii) not be used by the receiving party other than in connection with the implementation of this Agreement. Confidential Information shall remain the sole property of the disclosing party.

A party's Confidential Information shall not include information which:

i) is or at any time becomes known in the public domain through no act or omission of the other party;
ii) is at any time disclosed to the receiving party by a third party which had the right to disclose such information and where the information was disclosed to the receiving party without any obligation of confidentiality and where the

third party did not derive it directly or indirectly from the disclosing party;

iii) is already known to the receiving party prior to the disclosure and had not been obtained by the receiving party either directly or indirectly from the disclosing party;

iv) is generally made available to third parties without any restriction concerning use or disclosure;

v) was independently conceived, designed or developed by either party without breach of this Agreement.

5.2 The commitments pursuant to this Section 6 shall continue during the term of this Agreement and survive the termination or expiration of this Agreement for a period of two (2) years thereafter.

6 Article 6 – Proprietary Rights

6.1 Intellectual Property Rights: CMI acknowledges, that any and all of the trademark(s), trade-names, copyrights, patents and other intellectual property rights subsisting in or used in connection with the Services, shall be and remain the sole property of DNAF or such other party as may be identified therein or thereon. CMI shall not during or at any time after the expiry or termination of this Agreement question or dispute the ownership of any such rights by DNAF.

7 Article 7 – Patent & Copyright Indemnification

7.1 Intellectual Property Warranty: DNAF warrants it has full power and right to undergo its business and that there are no known infringements or claims of infringement with respect to patent, copyright, rights of confidence or other proprietary rights of any third party.

7.2 Defence of Claims: Subject to the limitations as set forth in this Section 7, DNAF, at its own expense, will:

i) defend, indemnify and hold harmless CMI against any claim, suit, or proceeding brought against CMI, and by a third party alleging that any portion of the Business infringes any patent, trade secret or other proprietary rights of any third party (an "Infringement Claim");

ii) pay any and all final judgements entered against CMI, and all reasonable costs and expenses incurred in defending or settling an Infringement Claim under this Agreement, or pay any settlement made by DNAF on such Infringement Claim.

7.3 Exclusions: In addition and without prejudice to any remedy which DNAF may have, so long as DNAF acts in good faith, save as expressly prohibited by law, DNAF shall not be liable to CMI in any respect of any losses, damages, liabilities or expenses suffered by CMI.

8 Article 8 – Warranty and Limitation of Liability

8.1 DNAF warrants that:

i) it has right to accept the Services offered by CMI and perform all other terms of this Agreement;

ii) the Services will be provided using suitably skilled, qualified and experienced

personnel and performed in a professional manner;

8.2 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY, INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS OR BUSINESS INTERRUPTION) REGARDLESS OF WHETHER SUCH DAMAGES ARE BASED IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, AND WHETHER ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.3 EXCEPT AS STATED IN ARTICLE 8 ABOVE THE ENTIRE LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT OR IN ANY WAY RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OR CAUSE OF ACTION (INCLUDING NEGLIGENCE) SHALL NOT EXCEED, IN THE AGGREGATE, THE AMOUNTS PAID BY DNAF TO CMI UNDER THIS AGREEMENT. THIS LIMIT SHALL NOT APPLY TO LIABILITY ARISING FROM DEATH OR PERSONAL INJURY. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN TWO (2) YEARS AFTER THE PARTY CONCERNED BECOMES AWARE OR SHOULD REASONABLY HAVE BECOME AWARE OF THE FACTS CONSTITUTING THE CAUSE OF ACTION.

9 Article 9 – Term and Termination

9.1 Term: The term of this Agreement will begin on the effective date (date of signature) and will end thirty-six months later, unless terminated earlier in accordance with the provisions hereof. Thereafter this Agreement will be automatically renewed for successive one (1) year terms unless either party elects to terminate by providing written notice of such termination to the other party at least ninety (90) days prior to the expiration date of the then current term.

9.2 Termination upon default: Either party shall be entitled to terminate this Agreement by thirty (30) days prior written notice to the other party if the other party commits a material breach of any of its obligations under this Agreement and, if such breach is remediable, fails to remedy such material breach within thirty (30) days following receipt of written notice specifying the breach.

9.3 Termination upon insolvency : Either party may terminate this Agreement immediately by notice in writing if the other party its successors or permitted assigns, suspend business, make an absolute assignment of the bulk of its assets for the benefit of creditors, make any arrangement or composition for the benefit of its creditors, consent to the appointment of a liquidator, trustee, custodian, examiner or receiver (or similar official), or be declared insolvent or bankrupt; or if a liquidator, trustee, custodian, examiner or receiver (or similar official) is appointed for the party over a substantial part of its property without its consent and is not discharged within sixty (60) days of such appointment; or if bankruptcy, reorganisation, arrangement, insolvency, or liquidation proceedings are instituted by or against the party and are not dismissed within sixty (60) days of the commencement thereof; or if the party becomes unable to pay its debts as they fall due, ceases or threatens to cease to carry on its business or substantially the whole of its business or if any event analogous to any of the forgoing occurs in any jurisdiction.

10 Article 10 – Consequences of Termination

10.1 In the event of expiration and/or termination of this Agreement for any reason:

i) All rights granted by DNAF under this Agreement shall become null and void

and CMI will immediately discontinue all use marketing of the Business; and

ii) All outstanding obligations to pay non-refundable amounts which may have accrued prior to such termination will immediately become due and payable.

10.2 Upon termination of this Agreement for any reason neither party will be liable to the other for damages of any kind, including but not limited to incidental or consequential damages, on account of termination of this Agreement and neither party will have the right to receive any compensation, reimbursement or other amounts from the other party solely as a result of such termination.

10.3 Any termination of this Agreement shall not limit nor restrict either party from pursuing any other remedies available to it, including but not limited to, injunctive relief where appropriate.

10.4 The following sections of this Agreement shall survive the termination or expiration of this Agreement: 1, 2, 5, 6, 7, 8, 9, and 11.

11 Article 11 – Indemnification

11.1 DNAF agrees to indemnify CMI and its respective directors, employees, officers, agents and controlling parties (together the "Indemnified Party") from and against any and all losses, claims, costs, actions, damages and liabilities, of such Indemnified Party which any of them may incur or which may be made against any of them, as a result of or in relation or arising out of (i) the preparation, publication, issue, circulation or distribution of the memorandum of information and other marketing materials of the Business, (ii) any untrue statement, alleged untrue statement, misrepresentation or alleged misrepresentation contained in the memorandum of information and the marketing materials of the Product or the omission or alleged omission therefrom of any fact or other information or statement necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, (iii) the non-compliance by DNAF with applicable laws, rules and regulations, and (iv) the performance by CMI of the Services contemplated by this letter agreement; provided, however, that DNAF will not be liable to any Indemnified Party pursuant to clauses (i), (ii) and (iv) above to the extent that any loss, claim, cost, action, damage or liability is found in a final judgment by a court to have resulted from such Indemnified Party's bad faith or gross negligence. DNAF will reimburse any Indemnified Party for all expenses (including legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of ant pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

11.2 If the indemnification of the Indemnified Party provided for in this service agreement is for any reason held unenforceable, DNAF agrees to contribute to the losses, claims, actions, damages and liabilities for which such indemnification is held unenforceable (a) in such proportion as is appropriate to reflect the relative benefits to DNAF on the one hand, and CMI, on the other hand, of the agreement as contemplated (whether or not the agreement is consummated) or (b) if (but only if) the allocation provided for in clause (a) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) but also the relative fault of DNAF, on one hand, and CMI, on the other hand, as well as any relevant equitable considerations.

11.3 DNAF agrees that, without CMI's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provision of this service agreement (whether or not CMI or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

12 Article 12 – Miscellaneous

12.1 Governing Law: This Agreement will be governed by and construed in accordance with the laws of The Hong Kong Special Administrative Region.

12.2 Offers of Employment: For the Term of this Agreement, and for a period of one (1) year thereafter, neither party shall solicit for employment nor employ, either directly or indirectly, persons in, or who had been in, the employment of the other party and who have worked on any matter related to this Agreement, without the prior written consent of the other party.

12.3 Non-assignability: This Agreement shall be binding on and ensure to the benefit of the successors of the parties and shall not be assignable without the consent of DNAF. In the event DNAF so consents such assignee shall enter into a written undertaking to be bound by the terms of this Agreement.

12.4 Severability: Each provision of this Agreement is declared to be severable. In the event that any portion of this Agreement is found to be invalid, void, or for any reason unenforceable, then that provision shall have no force or effect to the extent of such illegality, but such finding shall not affect or invalidate the remainder of this Agreement which shall otherwise remain in full force and effect.

12.5 Force Majeure: Either party shall be excused for failures and delays in performance of its obligations under this Agreement caused by fire, flood, war, civil commotion, sabotage, statute order or any regulation of the government, public or local authority, acts of God, strikes or labour disputes or other causes beyond the reasonable control of such party. This provision shall not release such party from using its best efforts to avoid or remove such cause and such party shall continue performance hereunder with the utmost dispatch whenever such causes are removed. The party claiming force majeure shall give prompt written notice thereof to the other party. This Paragraph 12.5 shall not apply to any obligation to pay money.

12.6 Notices: Unless otherwise specified in this Agreement, all notices, requests, demands, and other communications required or permitted to be given pursuant to this Agreement must be in writing and in the English language. All such communications (except for invoices, payments, and other routine communications) which may be sent shall be deemed to have been given if delivered personally or sent by a courier service or by registered or certified mail, postage prepaid and return receipt requested, to the respective addresses of the parties as set forth in this Agreement or to such other address as one party may, from time to time, designate by notice to the other party.

12.7 Headings: The headings of the Paragraphs of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

12.8 Entire Agreement and Waiver: This Agreement together with the Annexes and any documents referred to herein replaces and supersedes all prior agreements between the parties and constitutes the final, complete and exclusive statement of agreement between the parties in respect of the subject matter hereof. This Agreement cannot be altered, enlarged, or abridged except in writing signed by both parties, and specified therein to be an amendment hereof. The failure of either party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or such party's right to thereafter enforce the same, and no waiver of any breach shall be construed as an agreement by such party to waive any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as first set forth above.

China Multimedia, Inc.		**DNA Financial Systems**	
SIGN:	[signature]	**SIGN:**	[signature]
NAME:	Wilson K. CHEUNG	**NAME:**	Antony Ying Ming CHOI
TITLE:	President and Director	**TITLE:**	CEO
DATE:	11 Dec 2006	**DATE:**	Dec 11, 2006